UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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First Federal Bancshares of Arkansas, Inc.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 20, 2011, First Federal Bancshares of Arkansas, Inc. (the “Company”), with its wholly-owned subsidiary, First Federal Bank (the “Bank”), and Bear State Financial Holdings, LLC (“Bear State”) entered into an amendment (the “First Amendment”) to the Investment Agreement dated January 27, 2011, among the Company, the Bank, and Bear State (the “Investment Agreement”), which sets forth the terms and conditions of the Company’s recapitalization plan (the “Recapitalization Plan”).  Further information concerning the Recapitalization Plan and the Investment Agreement can be found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 28, 2011, the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 16, 2011, and the Company’s definitive proxy statement filed with the SEC on March 30, 2011 (the “Definitive Proxy Statement”).

The obligation of Bear State to purchase shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), pursuant to the terms of the Investment Agreement is conditioned upon, among other things, the Company receiving the approval of its stockholders to (i) amend its Articles of Incorporation, as amended, to effect a 1-for-5 reverse stock split (the “Reverse Split”) of all outstanding shares of the Company’s Common Stock and (ii) issue more than 20% of the Company’s post-Reverse Split outstanding Common Stock in accordance with the terms of the Investment Agreement.  The stockholders of the Company will vote on the foregoing matters at a special meeting of the Company’s stockholders to be held on April 29, 2011 (the “Special Meeting”).

Under the terms of the Investment Agreement, the Company and the Bank are obligated to increase the size of the Company’s and the Bank’s respective Boards of Directors so that each consists of seven (7) members and to appoint four (4) individuals designated by Bear State to serve on the Boards of Directors of the Company and the Bank (the “Designated Investor Directors”) effective immediately following the closing (the “First Closing”) of Bear State’s purchase of (i) 15,425,262 post-Reverse Split shares of the Common Stock and (ii) a warrant to purchase 2 million shares of Common Stock (the “Investor Warrant”).  As promptly as practical following the First Closing, the Company intends to commence a rights offering (the “Rights Offering”).  On the closing date of the Rights Offering, the Company will sell to Bear State any unsold shares of the Company’s Common Stock offered in the Rights Offering.  Prior to the adoption of the First Amendment, Bear State’s right to designate the Designated Investor Directors continued following the First Closing (i) for as long as Bear State owned at least thirty-three percent (33%) of the Company’s outstanding Common Stock, and (ii) under certain circumstances in connection with the distribution of shares of the Company’s Common Stock by Bear State to its members.  The Investment Agreement, as modified by the First Amendment, continues to give Bear State the right to designate the Designated Investor Directors effective immediately following the First Closing.  However, after giving effect to the First Amendment and consistent with the NASDAQ Voting Rights Rule and Policy, Bear State’s right to designate the Designated Investor Directors will cease following their initial appointment.

After giving effect to the Recapitalization Plan, Bear State will own at least 81.80% of the Company’s Common Stock (after taking into account the exercise of the Investor Warrant), and could own as much as 94.90% of the Company’s common stock (after taking into account the overall limitation on Bear State’s ownership set forth in the Investment Agreement and the exercise of the Investor Warrant and assuming no stockholders of record as of the record date for the Rights Offering subscribe to the Rights Offering).  As a result, Bear State will be able to determine our corporate and management policies and determine the outcome of any corporate transaction or other matter, including the election of directors, submitted to our stockholders for approval.

The foregoing description of the terms of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on April 21, 2011 and is incorporated herein by reference.

Additional Information

The Company filed the Definitive Proxy Statement with the SEC on March 30, 2011 in connection with the Special Meeting and mailed the Definitive Proxy Statement to its stockholders. The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the Special Meeting. The Definitive Proxy Statement contains important information about the Company, the Recapitalization Plan and related matters. Security holders are urged to read the Definitive Proxy Statement carefully.

Stockholders may obtain an additional copy of the Definitive Proxy Statement and any other documents filed by the Company with the SEC free of charge from the SEC’s website at www.sec.gov. In addition, free copies of these documents may also be obtained by directing a written request to: Tommy Richardson, Corporate Secretary, First Federal Bancshares of Arkansas, Inc., P.O. Box 550, Harrison, Arkansas 72602.

Caution about Forward-Looking Statements

Certain information contained in the above discussion may include “forward-looking statements.”  These forward-looking statements relate to the Company’s plans for raising capital, the Recapitalization Plan and the transactions contemplated by the Investment Agreement, as amended by the First Amendment.  There can be no assurance that the Company will be able to consummate the Recapitalization Plan and the related transactions and obtain the capital contemplated by the Recapitalization Plan, or that other actual results, performance or achievements of the Company will not differ materially from those expressed or implied by forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to, the failure of the Company to timely obtain the necessary regulatory and stockholder approvals that are conditions to the Company’s ability to complete the Recapitalization Plan and the transactions contemplated by the Investment Agreement, as amended by the First Amendment; inability to continue as a going concern; management’s ability to effectively execute the Company’s business plan; inability to raise additional capital on acceptable terms, or at all; inability to achieve the higher minimum capital ratios that the Bank has agreed to maintain with the Office of Thrift Supervision; inability to receive dividends from the Bank and to satisfy obligations as they become due; regulatory enforcement actions to which the Company and the Bank are currently, and may in the future be, subject; costs and effects of legal and regulatory developments, and the results of regulatory examinations or reviews; changes in capital classification; the impact of current economic conditions and the Company’s results of operations on its ability to borrow additional funds to meet its liquidity needs; local, regional, national and international economic conditions and events and the impact they may have on the Company and its customers; changes in the economy affecting real estate values; inability to attract and retain deposits; changes in the level of non-performing assets and charge-offs; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; changes in the financial performance and/or condition of the Bank’s borrowers; effect of additional provision for loan losses; long-term negative trends in the Company’s market capitalization; continued listing of the Company’s Common Stock on the NASDAQ Global Market; effects of any changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; inflation, interest rate, cost of funds, securities market and monetary fluctuations; continued volatility in the credit and equity markets and its effect on the general economy; effect of changes in laws and regulations (including laws concerning banking, taxes and securities) with which the Company and its subsidiaries must comply; and effect of changes in accounting policies and practices.  In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.  The Company cautions that the foregoing factors are not exclusive.